UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):  March 2, 2007
Superconductor Technologies Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-21074 (Commission File Number)	77-0158076 (IRS Employer Identification No.)

460 Ward Drive, Santa Barbara, CA	93111
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (805) 690-4500
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
On March 2, 2007, we entered into a Settlement Agreement and Mutual Release of All Claims with Charles Shalvoy, a director and shareholder. The agreement settles a lawsuit we filed against Mr. Shalvoy in December 2005 to collect payment of amounts due under two promissory notes executed by Mr. Shalvoy in connection with his exercise of two options to purchase common stock of Conductus, Inc. prior to our acquisition of Conductus. The agreement provides for a payment of $610,000 to us on or before April 2, 2007 in payment of one note, including interest and attorneys’ fees, and the rescission of Mr. Shalvoy’s second purported option exercise including cancellation of the related note.

SIGNATURES
          Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Superconductor Technologies Inc.
Date: March 8, 2007	By:	/s/ William J. Buchanan
William J. Buchanan, Controller

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